DOCUSIGN, INC.
Exhibit 99.1

DocuSign Announces Third Quarter Fiscal 2024 Financial Results

San Francisco – December 7, 2023 – DocuSign, Inc. (NASDAQ: DOCU), which offers the world’s #1 e-signature product as part of its industry leading lineup, today announced results for its fiscal quarter ended October 31, 2023.

“DocuSign had a solid third quarter, delivering record non-GAAP operating margin and free cash flow,” said Allan Thygesen, CEO of DocuSign. “We are making progress on product innovation, go-to-market effectiveness, and operational efficiency as we build on our considerable scale and trusted market position and expand beyond e-signature into intelligent agreement management.”

Third Quarter Financial Highlights

▪Total revenue was $700.4 million, an increase of 9% year-over-year. Subscription revenue was $682.4 million, an increase of 9% year-over-year. Professional services and other revenue was $18.1 million, a decrease of 16% year-over-year.
▪Billings were $691.8 million, an increase of 5% year-over-year.
▪GAAP gross margin was 80% for both periods. Non-GAAP gross margin was 83% for both periods.
▪GAAP net income per basic share was $0.19 on 204 million shares outstanding compared to a loss of $0.15 on 201 million shares outstanding in the same period last year.
▪GAAP net income per diluted share was $0.19 on 208 million shares outstanding compared to a loss of $0.15 on 201 million shares outstanding in the same period last year.
▪Non-GAAP net income per diluted share was $0.79 on 208 million shares outstanding compared to $0.57 on 206 million shares outstanding in the same period last year.
▪Net cash provided by operating activities was $264.2 million compared to $52.5 million in the same period last year.
▪Free cash flow was $240.3 million compared to $36.1 million in the same period last year.
▪Cash, cash equivalents, restricted cash and investments were $1.7 billion at the end of the quarter.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures and Other Key Metrics.”

Operational and Other Financial Highlights:

▪2023 Gartner Magic Quadrant Leader: For the fourth year in a row, DocuSign was named a Leader in the 2023 Magic Quadrant for Contract Life Cycle Manager report by Gartner, Inc. This year, among the 16 vendors evaluated, DocuSign was one of only five leaders and placed highest on the "ability to execute" axis.

▪DocuSign India: DocuSign announced the opening of our engineering center of excellence in India. With the office opening, we’ll be able to recruit top talent and accelerate our ability to deliver critical data-focused product innovation while increasing our global presence.

▪DocuSign 2023 Releases: DocuSign announced new product capabilities for generating agreements, creating better signing experiences and managing end-to-end agreements. Highlights of our recent product release include:

◦DocuSign eSignature and Microsoft Power Pages Integration: Easily integrates DocuSign eSignature into Microsoft’s DIY website builder, Power Pages. This integration allows Power Pages makers to give customers a secure way to digitally sign documents without leaving their website—even forms that require multiple steps. Teams in any industry can use this functionality to simplify workflows for common documents that need to be signed (e.g. consent forms, medical agreements, benefits forms, license applications, etc.).

◦Seamlessly Embedded Agreements: An enhancement to Embedded Signing enables users to easily configure the display format so that agreements can seamlessly match the look and feel of websites or

DOCUSIGN, INC.
applications. Users can also configure different signing methods, including click-to-sign, to eliminate friction points and optimize conversion rates to eliminate potential abandonment of agreements.

◦Agreement Reminders: CLM Essentials customers can now manage their contracts more efficiently. By scheduling custom email agreement reminders, users can avoid missing important contract milestones, like contract expiration, renewal, or follow-up deadlines. Users can customize reminders for each recipient group, such as billing reminders for finance or account check-in reminders for sales.

Outlook

The company currently expects the following guidance:

▪Quarter ending January 31, 2024 (in millions, except percentages):

Total revenue	$696	to	$700
Subscription revenue	$679	to	$683
Billings	$758	to	$768
Non-GAAP gross margin	81.0%	to	82.0%
Non-GAAP operating margin	22.5%	to	23.5%
Non-GAAP diluted weighted-average shares outstanding	207	to	212

▪Year ending January 31, 2024 (in millions, except percentages):

Total revenue	$2,746	to	$2,750
Subscription revenue	$2,670	to	$2,674
Billings	$2,835	to	$2,845
Non-GAAP gross margin	81.5%	to	82.5%
Non-GAAP operating margin	24.0%	to	25.0%
Non-GAAP diluted weighted-average shares outstanding	207	to	212

The company has not reconciled its guidance of non-GAAP financial measures to the corresponding GAAP measures because stock-based compensation expense cannot be reasonably calculated or predicted at this time. Accordingly, a reconciliation has not been provided.

DOCUSIGN, INC.
Webcast Conference Call Information

The company will host a conference call on December 7, 2023 at 2:00 p.m. PT (5:00 p.m. ET) to discuss its financial results. A live webcast of the event will be available on the DocuSign Investor Relations website at investor.docusign.com. A live dial-in will be available domestically at 877-407-0784 or internationally at 201-689-8560. A replay will be available domestically at 844-512-2921 or internationally at 412-317-6671 until midnight (ET) December 21, 2023 using the passcode 13742533.

About DocuSign

DocuSign redefines how the world comes together and agrees, making agreements smarter, easier and more trusted. As part of its industry leading product lineup, DocuSign offers eSignature, the world's #1 way to sign electronically on practically any device, from almost anywhere, at any time. Today, over 1.4 million customers and more than a billion users in over 180 countries use DocuSign products and solutions to accelerate the process of doing business and simplify people's lives. For more information visit http://www.docusign.com.

Copyright 2023. DocuSign, Inc. is the owner of DOCUSIGN® and all its other marks (www.docusign.com/IP).

Investor Relations:
DocuSign Investor Relations
investors@docusign.com

Media Relations:
DocuSign Corporate Communications
media@docusign.com

DOCUSIGN, INC.
Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which statements involve substantial risk and uncertainties. All statements contained in this press release other than statements of historical fact, including statements regarding our future operating results and financial position, our business strategy and plans, market growth and trends, objectives for future operations, and the impact of such assumptions on our financial condition and results of operations are forward-looking statements. Forward-looking statements in this press release also include, among other things, statements under “Outlook” above and any other statements about expected financial metrics, such as revenue, billings, non-GAAP gross margin, non-GAAP operating margin, non-GAAP diluted weighted-average shares outstanding, and non-financial metrics, such as our anticipated future products and product strategy, as well as statements related to our expectations regarding customer acceptance of those products. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions.

Forward-looking statements contained in this press release include, but are not limited to, statements about: our expectations regarding global macro-economic conditions, including the effects of inflation, rising and fluctuating interest rates, instability in the global banking sector, and market volatility on the global economy; our ability to estimate the size and growth of our total addressable market; our ability to compete effectively in an evolving and competitive market; the impact of any data breaches, cyberattacks or other malicious activity on our technology systems; our ability to effectively sustain and manage our growth and future expenses and achieve and maintain future profitability; our ability to attract new customers and maintain and expand our existing customer base; our ability to effectively implement and execute our restructuring plans; our ability to scale and update our platform to respond to customers’ needs and rapid technological change, including our ability to successfully incorporate generative artificial intelligence into our existing and future products; our ability to expand use cases within existing customers and vertical solutions; our ability to expand our operations and increase adoption of our platform internationally; our ability to strengthen and foster our relationships with developers; our ability to retain our direct sales force, customer success team and strategic partnerships around the world; our ability to identify targets for and execute potential acquisitions and to successfully integrate and realize the anticipated benefits of such acquisitions; our ability to maintain, protect and enhance our brand; the sufficiency of our cash, cash equivalents and capital resources to satisfy our liquidity needs; limitations on us due to obligations we have under our credit facility or other indebtedness; our ability to realize the anticipated benefits of our stock repurchase program; our failure or the failure of our software to comply with applicable industry standards, laws and regulations; our ability to maintain, protect and enhance our intellectual property; our ability to successfully defend litigation against us; our ability to attract large organizations as users; our ability to maintain our corporate culture; our ability to offer high-quality customer support; our ability to hire, retain and motivate qualified personnel, including executive level management; our ability to successfully manage and integrate executive management transitions; uncertainties regarding the impact of general economic and market conditions, including as a result of regional and global conflicts; our ability to successfully implement and maintain new and existing information technology systems, including our ERP system; and our ability to maintain proper and effective internal controls.

Additional risks and uncertainties that could affect our financial results are included in the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our annual report on Form 10-K for the fiscal year ended January 31, 2023 filed on March 27, 2023, our quarterly report on Form 10-Q for the quarter ended October 31, 2023, which we expect to file on December 8, 2023 with the Securities and Exchange Commission (the “SEC”), and other filings that we make from time to time with the SEC. The forward-looking statements made in this press release relate only to events as of the date on which such statements are made. We undertake no obligation to update any forward-looking statements after the date of this press release or to conform such statements to actual results or revised expectations, except as required by law.

Non-GAAP Financial Measures and Other Key Metrics

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use certain non-GAAP financial measures, as described below, to understand and evaluate our core operating performance. These non-GAAP financial measures, which may be different than similarly-titled measures used by other companies, are presented to enhance investors’ overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We believe that these non-GAAP financial measures provide useful information about our financial performance, enhance the overall understanding of our past performance and future prospects, and allow for greater transparency with respect to important metrics used by our management for financial and operational decision-making. We present these non-GAAP measures to assist investors in seeing our financial performance using a management view, and because we believe that these measures provide an additional tool for investors to use in comparing our core financial

DOCUSIGN, INC.
performance over multiple periods with other companies in our industry. However, these non-GAAP measures are not intended to be considered in isolation from, a substitute for, or superior to our GAAP results.

Non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income and non-GAAP net income per share: We define these non-GAAP financial measures as the respective GAAP measures, excluding expenses related to stock-based compensation, employer payroll tax on employee stock transactions, amortization of acquisition-related intangibles, amortization of debt discount and issuance costs, fair value adjustments to strategic investments, executive transition costs, lease-related impairment and lease-related charges, restructuring and other related charges, as these costs are not reflective of ongoing operations and, as applicable, other special items. The amount of employer payroll tax-related items on employee stock transactions is dependent on our stock price and other factors that are beyond our control and do not correlate to the operation of the business. When evaluating the performance of our business and making operating plans, we do not consider these items (for example, when considering the impact of equity award grants, we place a greater emphasis on overall stockholder dilution rather than the accounting charges associated with such grants). We believe it is useful to exclude these expenses in order to better understand the long-term performance of our core business and to facilitate comparison of our results to those of peer companies and over multiple periods. In addition to these exclusions, we subtract an assumed provision for income taxes to calculate non-GAAP net income. We utilize a fixed long-term projected tax rate in our computation of the non-GAAP income tax provision to provide better consistency across the reporting periods. For fiscal 2023 and fiscal 2024, we have determined the projected non-GAAP tax rate to be 20%.

Free cash flow: We define free cash flow as net cash provided by operating activities less purchases of property and equipment. We believe free cash flow is an important liquidity measure of the cash that is available (if any), after purchases of property and equipment, for operational expenses, investment in our business, and to make acquisitions. Free cash flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash in excess of our capital investments in property and equipment. Once our business needs and obligations are met, cash can be used to maintain a strong balance sheet and invest in future growth.

Billings: We define billings as total revenues plus the change in our contract liabilities and refund liability less contract assets and unbilled accounts receivable in a given period. Billings reflects sales to new customers plus subscription renewals and additional sales to existing customers. Only amounts invoiced to a customer in a given period are included in billings. We believe billings is a key metric to measure our periodic performance. Given that most of our customers pay in annual installments one year in advance, but we typically recognize a majority of the related revenue ratably over time, we use billings to measure and monitor our ability to provide our business with the working capital generated by upfront payments from our customers.

For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure, please see “Reconciliation of GAAP to Non-GAAP Financial Measures” below.

DOCUSIGN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
(in thousands, except per share data)	2023	2022	2023	2022
Revenue:
Subscription	$682,352	$624,055	$1,991,026	$1,798,500
Professional services and other	18,069	21,408	58,470	57,839
Total revenue	700,421	645,463	2,049,496	1,856,339
Cost of revenue:
Subscription	114,227	102,524	339,354	315,614
Professional services and other	28,418	27,018	85,360	83,048
Total cost of revenue	142,645	129,542	424,714	398,662
Gross profit	557,776	515,921	1,624,782	1,457,677
Operating expenses:
Sales and marketing	292,473	313,783	867,916	938,062
Research and development	136,640	115,934	387,964	354,693
General and administrative	108,215	85,553	316,910	224,587
Restructuring and other related charges	710	28,082	30,293	28,082
Total operating expenses	538,038	543,352	1,603,083	1,545,424
Income (loss) from operations	19,738	(27,431)	21,699	(87,747)
Interest expense	(1,577)	(1,456)	(5,135)	(4,737)
Interest income and other income (expense), net	17,673	820	47,373	(2,827)
Income (loss) before provision for (benefit from) income taxes	35,834	(28,067)	63,937	(95,311)
Provision for (benefit from) income taxes	(2,971)	1,799	17,198	7,006
Net income (loss)	$38,805	$(29,866)	$46,739	$(102,317)
Net income (loss) per share attributable to common stockholders:
Basic	$0.19	$(0.15)	$0.23	$(0.51)
Diluted	$0.19	$(0.15)	$0.23	$(0.51)
Weighted-average shares used in computing net income (loss) per share:
Basic	204,456	201,393	203,609	200,569
Diluted	208,054	201,393	208,317	200,569

Stock-based compensation expense included in costs and expenses:
Cost of revenue—subscription	$13,705	$11,665	$38,143	$35,272
Cost of revenue—professional services and other	7,343	6,767	21,359	18,327
Sales and marketing	53,715	57,925	150,604	166,574
Research and development	48,310	35,506	129,458	108,689
General and administrative	36,337	23,384	111,271	58,314
Restructuring and other related charges	8	5,590	4,996	5,590

DOCUSIGN, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(in thousands)	October 31, 2023	January 31, 2023
Assets
Current assets
Cash and cash equivalents	$1,188,578	$721,895
Investments—current	401,639	309,771
Accounts receivable, net	360,456	516,914
Contract assets—current	19,381	12,437
Prepaid expenses and other current assets	72,629	69,987
Total current assets	2,042,683	1,631,004
Investments—noncurrent	55,448	186,049
Property and equipment, net	230,963	199,892
Operating lease right-of-use assets	126,198	141,493
Goodwill	351,493	353,619
Intangible assets, net	55,605	70,280
Deferred contract acquisition costs—noncurrent	383,205	350,899
Other assets—noncurrent	92,032	79,484
Total assets	$3,337,627	$3,012,720
Liabilities and Equity
Current liabilities
Accounts payable	$14,787	$24,393
Accrued expenses and other current liabilities	99,642	100,987
Accrued compensation	159,381	163,133
Convertible senior notes—current	689,111	722,887
Contract liabilities—current	1,204,599	1,172,867
Operating lease liabilities—current	21,701	24,055
Total current liabilities	2,189,221	2,208,322
Contract liabilities—noncurrent	22,069	16,925
Operating lease liabilities—noncurrent	124,551	141,348
Deferred tax liability—noncurrent	17,160	10,723
Other liabilities—noncurrent	19,593	18,115
Total liabilities	2,372,594	2,395,433
Stockholders’ equity
Common stock	20	20
Treasury stock	(2,164)	(1,785)
Additional paid-in capital	2,693,124	2,240,732
Accumulated other comprehensive loss	(28,487)	(22,996)
Accumulated deficit	(1,697,460)	(1,598,684)
Total stockholders’ equity	965,033	617,287
Total liabilities and equity	$3,337,627	$3,012,720

DOCUSIGN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
(in thousands)	2023	2022	2023	2022
Cash flows from operating activities:
Net income (loss)	$38,805	$(29,866)	$46,739	$(102,317)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	23,324	21,532	71,429	63,976
Amortization of deferred contract acquisition and fulfillment costs	49,399	44,806	147,781	134,381
Amortization of debt discount and transaction costs	1,227	1,243	3,722	3,725
Non-cash operating lease costs	4,768	7,002	16,499	20,468
Stock-based compensation expense	159,418	140,835	455,831	392,765
Deferred income taxes	3,845	(23)	7,265	3,045
Other	(571)	5,441	(1,353)	13,540
Changes in operating assets and liabilities:
Accounts receivable	53,099	(83,084)	152,902	18,338
Prepaid expenses and other current assets	6,463	8,435	(7,957)	(7,593)
Deferred contract acquisition and fulfillment costs	(63,154)	(53,305)	(176,510)	(161,620)
Other assets	(5,586)	(8,452)	(14,019)	(15,707)
Accounts payable	11,205	2,948	(9,089)	(1,739)
Accrued expenses and other liabilities	(7,792)	(2,094)	2,372	873
Accrued compensation	(1,056)	(1,808)	(4,368)	(15,827)
Contract liabilities	(3,582)	15,010	36,876	56,824
Operating lease liabilities	(5,635)	(16,083)	(19,292)	(33,430)
Net cash provided by operating activities	264,177	52,537	708,828	369,702
Cash flows from investing activities:
Purchases of marketable securities	(28,974)	(105,956)	(203,346)	(402,249)
Maturities of marketable securities	87,500	121,590	251,517	311,769
Purchases of strategic and other investments	(400)	(1,000)	(520)	(3,625)
Purchases of property and equipment	(23,841)	(16,477)	(70,277)	(53,590)
Net cash provided by (used in) investing activities	34,285	(1,843)	(22,626)	(147,695)
Cash flows from financing activities:
Repayments of convertible senior notes	(37,083)	—	(37,083)	(16)
Repurchases of common stock	(75,035)	(38,034)	(145,515)	(63,041)
Settlement of capped calls, net of related costs	—	—	23,688	—
Payment of tax withholding obligation on net RSU settlement and ESPP purchase	(35,615)	(23,263)	(98,296)	(67,120)
Proceeds from exercise of stock options	12,375	383	13,207	11,009
Proceeds from employee stock purchase plan	14,604	12,375	32,994	36,526
Net cash used in financing activities	(120,754)	(48,539)	(211,005)	(82,642)
Effect of foreign exchange on cash, cash equivalents and restricted cash	(7,187)	(6,612)	(4,897)	(14,652)
Net increase (decrease) in cash, cash equivalents and restricted cash	170,521	(4,457)	470,300	124,713
Cash, cash equivalents and restricted cash at beginning of period (1)	1,022,980	638,849	723,201	509,679
Cash, cash equivalents and restricted cash at end of period (1)	$1,193,501	$634,392	$1,193,501	$634,392
(1) Cash, cash equivalents and restricted cash included restricted cash of $4.9 million and $1.3 million at October 31, 2023 and January 31, 2023.

DOCUSIGN, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited)

Reconciliation of gross profit (loss) and gross margin:

	Three Months Ended October 31,		Nine Months Ended October 31,
(in thousands)	2023	2022	2023	2022
GAAP gross profit	$557,776	$515,921	$1,624,782	$1,457,677
Add: Stock-based compensation	21,048	18,432	59,502	53,599
Add: Amortization of acquisition-related intangibles	2,070	2,425	6,787	7,232
Add: Employer payroll tax on employee stock transactions	537	471	1,925	1,792
Add: Lease-related impairment and lease-related charges	—	413	721	678
Non-GAAP gross profit	$581,431	$537,662	$1,693,717	$1,520,978
GAAP gross margin	80%	80%	79%	79%
Non-GAAP adjustments	3%	3%	4%	3%
Non-GAAP gross margin	83%	83%	83%	82%

GAAP subscription gross profit	$568,125	$521,531	$1,651,672	$1,482,886
Add: Stock-based compensation	13,705	11,665	38,143	35,272
Add: Amortization of acquisition-related intangibles	2,070	2,425	6,787	7,232
Add: Employer payroll tax on employee stock transactions	301	310	1,232	1,150
Add: Lease-related impairment and lease-related charges	—	127	505	321
Non-GAAP subscription gross profit	$584,201	$536,058	$1,698,339	$1,526,861
GAAP subscription gross margin	83%	84%	83%	82%
Non-GAAP adjustments	3%	2%	2%	3%
Non-GAAP subscription gross margin	86%	86%	85%	85%

GAAP professional services and other gross loss	$(10,349)	$(5,610)	$(26,890)	$(25,209)
Add: Stock-based compensation	7,343	6,767	21,359	18,327
Add: Employer payroll tax on employee stock transactions	236	161	693	642
Add: Lease-related impairment and lease-related charges	—	286	216	357
Non-GAAP professional services and other gross profit (loss)	$(2,770)	$1,604	$(4,622)	$(5,883)
GAAP professional services and other gross margin	(57)%	(26)%	(46)%	(44)%
Non-GAAP adjustments	42%	33%	38%	34%
Non-GAAP professional services and other gross margin	(15)%	7%	(8)%	(10)%

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Reconciliation of operating expenses:

	Three Months Ended October 31,		Nine Months Ended October 31,
(in thousands)	2023	2022	2023	2022
GAAP sales and marketing	$292,473	$313,783	$867,916	$938,062
Less: Stock-based compensation	(53,715)	(57,925)	(150,604)	(166,574)
Less: Amortization of acquisition-related intangibles	(2,629)	(2,688)	(7,888)	(8,522)
Less: Employer payroll tax on employee stock transactions	(875)	(1,277)	(3,945)	(5,250)
Less: Lease-related impairment and lease-related charges	—	(1,467)	(2,171)	(2,353)
Non-GAAP sales and marketing	$235,254	$250,426	$703,308	$755,363
GAAP sales and marketing as a percentage of revenue	42%	49%	42%	51%
Non-GAAP sales and marketing as a percentage of revenue	34%	39%	34%	41%

GAAP research and development	$136,640	$115,934	$387,964	$354,693
Less: Stock-based compensation	(48,310)	(35,506)	(129,458)	(108,689)
Less: Employer payroll tax on employee stock transactions	(876)	(608)	(3,671)	(3,009)
Less: Lease-related impairment and lease-related charges	—	(434)	(873)	(819)
Non-GAAP research and development	$87,454	$79,386	$253,962	$242,176
GAAP research and development as a percentage of revenue	20%	18%	19%	19%
Non-GAAP research and development as a percentage of revenue	12%	12%	12%	13%

GAAP general and administrative	$108,215	$85,553	$316,910	$224,587
Less: Stock-based compensation	(36,337)	(23,384)	(111,271)	(58,314)
Less: Employer payroll tax on employee stock transactions	(564)	(180)	(1,541)	(926)
Less: Executive transition costs	—	(830)	—	(2,634)
Less: Lease-related impairment and lease-related charges	—	(363)	(695)	(655)
Non-GAAP general and administrative	$71,314	$60,796	$203,403	$162,058
GAAP general and administrative as a percentage of revenue	15%	13%	15%	12%
Non-GAAP general and administrative as a percentage of revenue	10%	9%	10%	9%

Reconciliation of income (loss) from operations and operating margin:

	Three Months Ended October 31,		Nine Months Ended October 31,
(in thousands)	2023	2022	2023	2022
GAAP income (loss) from operations	$19,738	$(27,431)	$21,699	$(87,747)
Add: Stock-based compensation	159,410	135,247	450,835	387,176
Add: Amortization of acquisition-related intangibles	4,699	5,113	14,675	15,754
Add: Employer payroll tax on employee stock transactions	2,852	2,536	11,082	10,977
Add: Restructuring and other related charges	710	28,082	30,293	28,082
Add: Executive transition costs	—	830	—	2,634
Add: Lease-related impairment and lease-related charges	—	2,677	4,460	4,505
Non-GAAP income from operations	$187,409	$147,054	$533,044	$361,381
GAAP operating margin	3%	(4)%	1%	(5)%
Non-GAAP adjustments	24%	27%	25%	24%
Non-GAAP operating margin	27%	23%	26%	19%

DOCUSIGN, INC.
Reconciliation of net income (loss) and net income (loss) per share, basic and diluted:

	Three Months Ended October 31,		Nine Months Ended October 31,
(in thousands, except per share data)	2023	2022	2023	2022
GAAP net income (loss)	$38,805	$(29,866)	$46,739	$(102,317)
Add: Stock-based compensation	159,410	135,247	450,835	387,176
Add: Amortization of acquisition-related intangibles	4,699	5,113	14,675	15,754
Add: Employer payroll tax on employee stock transactions	2,852	2,536	11,082	10,977
Add: Amortization of debt discount and issuance costs	1,250	1,197	4,149	3,679
Add: Fair value adjustments to strategic investments	—	45	119	(384)
Add: Restructuring and other related charges	710	28,082	30,293	28,082
Add: Executive transition costs	—	830	—	2,634
Add: Lease-related impairment and lease-related charges	—	2,677	4,460	4,505
Add: Income tax effect of non-GAAP adjustments	(43,922)	(27,733)	(98,712)	(64,416)
Non-GAAP net income	$163,804	$118,128	$463,640	$285,690

Numerator:
Non-GAAP net income	$163,804	$118,128	$463,640	$285,690
Add: Interest expense on convertible senior notes	22	46	425	75
Non-GAAP net income attributable to common stockholders, diluted	$163,826	$118,174	$464,065	$285,765

Denominator:
Weighted-average common shares outstanding, basic	204,456	201,393	203,609	200,569
Effect of dilutive securities	3,598	4,255	4,708	5,721
Non-GAAP weighted-average common shares outstanding, diluted	208,054	205,648	208,317	206,290

GAAP net income (loss) per share, basic	$0.19	$(0.15)	$0.23	$(0.51)
GAAP net income (loss) per share, diluted	$0.19	$(0.15)	$0.23	$(0.51)
Non-GAAP net income per share, basic	0.80	0.59	$2.28	$1.42
Non-GAAP net income per share, diluted	0.79	0.57	$2.23	$1.39

Computation of free cash flow:

	Three Months Ended October 31,		Nine Months Ended October 31,
(in thousands)	2023	2022	2023	2022
Net cash provided by operating activities	$264,177	$52,537	$708,828	$369,702
Less: Purchases of property and equipment	(23,841)	(16,477)	(70,277)	(53,590)
Non-GAAP free cash flow	$240,336	$36,060	$638,551	$316,112
Net cash provided by (used in) investing activities	$34,285	$(1,843)	$(22,626)	$(147,695)
Net cash used in financing activities	$(120,754)	$(48,539)	$(211,005)	$(82,642)

DOCUSIGN, INC.
Computation of billings:

	Three Months Ended October 31,		Nine Months Ended October 31,
(in thousands)	2023	2022	2023	2022
Revenue	$700,421	$645,463	$2,049,496	$1,856,339
Add: Contract liabilities and refund liability, end of period	1,228,174	1,113,131	1,228,174	1,113,131
Less: Contract liabilities and refund liability, beginning of period	(1,233,894)	(1,094,939)	(1,191,269)	(1,049,106)
Add: Contract assets and unbilled accounts receivable, beginning of period	22,358	13,695	16,615	18,273
Less: Contract assets and unbilled accounts receivable, end of period	(25,253)	(17,945)	(25,253)	(17,945)
Non-GAAP billings	$691,806	$659,405	$2,077,763	$1,920,692